Exhibit 10.29
SECOND AMENDMENT TO LEASE
This SECOND AMENDMENT TO LEASE (this "Amendment") is made this 2nd day of November, 2009 (the "Effective Date"), by and between US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership ("Landlord") and THE UNIVERSITY OF PHOENIX, INC., an Arizona corporation (''Tenant").
RECITALS
A.Landlord and Tenant entered into that certain Lease Agreement dated June 29, 2009, as amended by that certain First Amendment to Lease dated August 11, 2009 (collectively the "Lease") by which Tenant leased from Landlord approximately 439,070 rentable square feet (the "Premises") located at 1625 Fountainhead Parkway and 1601 Fountainhead Parkway, Tempe, Arizona 85282 (the "Buildings").
B.The parties now wish to amend the Lease as of the Effective Date subject to and on the terms and conditions set forth below.
AMENDMENT
1.Defined Terms. Terms in this Amendment shall have the same meaning as such terms have in the Lease and Work Letter unless otherwise noted in this Amendment.
2.Lease Amendments. Section 1.1(i) is deleted in its entirety and replaced with the following:
TERM OF LEASE: The term (and rental payments) shall commence on the Commencement Date as set forth in Exhibit "G." The anticipated Commencement Date for Office A is December 1, 2011 and for Office B is July 1, 2011. The Lease shall expire at 11:59 p.m. Arizona time on the day preceding the twelfth (12th) anniversary of the later of (I) the Commencement Date for Office A, and (II) the Commencement Date for Office B.
Number of Months: 144 Months from later of the Commencement Date for Office A or Office B.
3.Ratification. Landlord and Tenant each hereby reaffirm its rights and obligations under the Lease and Work Letter as modified by this Amendment. In the event of a conflict or ambiguity between the Lease or Work Letter and this Amendment, the terms and provisions of this Amendment shall control.
4.Counterparts. This Amendment may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Landlord and Tenant have each executed this Amendment on the dates written below their names.

LANDLORD:
US REAL ESTATE LIMITED,
PARTNERSHIP, a Texas limited
partnership
By: /s/ Bruce C. Petersen
Name: Bruce C. Petersen
Title: Executive Managing Director

TENANT:
THE UNIVERSITY OF PHOENIX, INC.,
an Arizona corporation

By: /s/ William J. Swirtz
Name: William J. Swirtz
Title: President of Apollo Development and Authorized Officer
By: /s/ Brian L. Swartz
Name: Brian L. Swartz
Title: Senior VP Financial Officer and Treasurer

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